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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                         THE SECURITIES EXCHANGE ACT OF
                                      1934

       Date of Report (Date of earliest event reported): February 28, 2001
                                                         -----------------

                             GENESIS WORLDWIDE INC.

             (Exact name of Registrant as specified in its charter)

            Ohio                              1-1997             34-4307810
            ----                              ------             ----------
(State or other jurisdiction of            (Commission          (IRS Employer
incorporation or organization)             File Number)      Identification No.)


   2600 Kettering Tower, Dayton, OH                                   45423
   --------------------------------                                   -----
(Address of principal executive offices)                            (Zip code)


                                  937-910-9300
                                  ------------
               (Registrant's telephone number including area code)


                                 Not applicable
                                 --------------
         (Former name and former address, if changed since last report)


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ITEM 5   OTHER EVENTS


On February 28, 2001 Genesis Worldwide Inc. made the following press release regarding the extension of a lender forbearance agreement:

"Genesis Worldwide Inc., (GWOW.OB) announced that the lender under the Company's bank credit agreement has amended an existing agreement to extend the forbearance period through April 30, 2001. During this period, the lender has agreed to refrain from taking certain actions as a result of the Company's failure to comply with financial covenants contained in the credit agreement. The lender also agreed to increase the Company's line of credit to $35.5 million and to defer payment of principal and interest from the Company during the forbearance period. The Company expects to continue to explore restructuring alternatives with its lender during this period."





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            GENESIS WORLDWIDE INC.

Date:     March 2, 2001                     By: /s/ Karl A. Frydryk
      ---------------------                     -------------------
                                                Karl A. Frydryk
                                                Vice President and
                                                Chief Financial Officer



                                INDEX TO EXHIBITS


(10)     MATERIAL CONTRACT:

10.1 Second Amended and Restated Forbearance Agreement, dated February 28, 2001, among Genesis Worldwide Inc. and ING (U.S.) Capital LLC


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